Exhibit 99.1

Industrial Income Trust®

5125

Ontario Mills Distribution Center

First Quarter 2015

Supplemental Reporting Package

March 31, 2015

Table of Contents

The following supplements Industrial Income Trust Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2015, which is available at www.industrialincome.com. As used herein, the terms “IIT,” the “Company,” “we,” “our,” or “us” refer to Industrial Income Trust Inc.

Overview	2

Quarterly Highlights	3

Consolidated Statements of Operations	4

Consolidated Balance Sheets	5

Consolidated Statements of Cash Flows	6

Funds from Operations	7

Selected Financial Data	8

Portfolio Overview	9

Lease Expirations & Top Customers	11

Development Overview	12

Debt	13

Definitions	14

This supplemental information contains forward-looking statements that are based on IIT’s current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties, including, without limitation, the failure of acquisitions to perform as IIT expects, IIT’s ability to successfully integrate acquired properties and operations and otherwise execute on its investment strategy, the availability of affordable financing, the availability of cash flows from operating activities for distributions and capital expenditures and those risks set forth in the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended or supplemented by the Company’s other filings with the SEC. Any of these statements could prove to be inaccurate, and actual events or IIT’s investments and results of operations could differ materially from those expressed or implied. To the extent that IIT’s assumptions differ from actual results, IIT’s ability to meet such forward-looking statements, including its ability to consummate additional acquisitions and financings, to invest in a diversified portfolio of quality real estate investments, and to generate attractive returns for investors, may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. IIT cannot assure you that it will attain its investment objectives.

The large photo on the cover page is of Ontario Mills Distribution Center, which consists of one building totaling 520,000 square feet located in the Southern California market, is 100% leased to one customer.

First Quarter 2015 Supplemental Reporting Package	Page 1

Overview

IIT is a leading, national industrial real estate investment trust that selectively acquires, develops, and operates high-quality distribution warehouses located in key U.S. logistics centers serving corporate customers. IIT’s core strategy has been to build a national platform of institutional quality industrial properties by targeting markets that have high barriers to entry, proximity to a large demographic base, and/or access to major distribution infrastructure. IIT acquired its first building in June 2010.

As of March 31, 2015, we owned and managed a consolidated real estate portfolio that included 284 industrial buildings totaling approximately 57.8 million square feet located in 19 markets throughout the U.S. with 550 customers having a weighted-average remaining lease term (based on square feet) of 5.3 years. Of the 284 industrial buildings we owned and managed as of March 31, 2015:

•	280 industrial buildings totaling approximately 56.3 million square feet comprised our operating portfolio, which was 92% occupied (93% leased).

•	Four industrial buildings totaling approximately 1.5 million square feet comprised our development and value-add portfolio.

As of March 31, 2015, we had six buildings under construction totaling approximately 0.8 million square feet and one building in the pre-construction phase with an additional 0.2 million square feet.

Public Earnings Call

We will host a public conference call on Thursday, May 28, 2015 to review quarterly operating and financial results for the quarter ended March 31, 2015. Dwight Merriman, Chief Executive Officer, and Tom McGonagle, Chief Financial Officer, will present operating and financial data and discuss the Company’s corporate strategy and development activity. The conference call will take place at 2:15 p.m. MDT and can be accessed by dialing (877) 742-5590; conference ID 33754143. To access a replay of the call, contact Dividend Capital at (866) 324-7348.

Contact Information

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Thomas G. McGonagle, Chief Financial Officer

(1)	See “Definitions” for a description of certain terms used in this supplemental package.

First Quarter 2015 Supplemental Reporting Package	Page 2

Quarterly Highlights

The following is an overview of our operating and financial results for the quarter ended March 31, 2015:

•	As of March 31, 2015, we had 284 consolidated buildings aggregating 57.8 million square feet as compared to 297 consolidated buildings aggregating 57.6 million square feet as of March 31, 2014.

•

As of March 31, 2015, we had six buildings (four located in the South Florida market and two located in the Pennsylvania market) under construction totaling approximately 0.8 million square feet and one building (located in the Pennsylvania market) in the pre-construction phase with an additional 0.2 million square feet.

•	During the quarter ended March 31, 2015, we completed construction of one building located in the Baltimore / D.C. market with 0.2 million of rentable square feet.

•	As of March 31, 2015, our aggregate gross investment in properties was approximately $3.9 billion.

•

During the quarter ended March 31, 2015, we leased approximately 2.5 million square feet, which included 0.4 million square feet of new leases and expansions, and 2.1 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer.

•

Our net operating income(1) was $59.1 million for the quarter ended March 31, 2015, an increase of 1.3% as compared to net operating income of $58.3 million for the same period in 2014. Excluding 20 properties disposed of in April 2014, our net operating income increased approximately $3.3 million or 5.9%, as compared to the same period in 2014.

•	Our same store net operating income(1) was $56.2 million for the quarter ended March 31, 2015, an increase of 1.5% over same store net operating income of $55.3 million for the same period in 2014.

•

We had Company-defined Funds from Operations (“Company-Defined FFO”)(2) of $31.7 million, or $0.15 per share, for the quarter ended March 31, 2015, as compared to $33.4 million, or $0.16 per share, for the same period in 2014.

•

Our net loss was $1.5 million, or $0.01 per share, for the quarter ended March 31, 2015, as compared to net loss of $4.8 million, or $0.02 per share, for the same period in 2014. These results include non-recurring acquisition and strategic transaction expenses of $0.5 million for both quarters ended March 31, 2015 and 2014.

(1)

See “Selected Financial Data” for additional information regarding net operating income and same store net operating income, as well as “Definitions” for a reconciliation of net operating income to generally accepted accounting principles (“GAAP”) net loss.

(2)	See “Funds from Operations” for a reconciliation of GAAP net loss to Company-defined FFO, as well as “Definitions” for additional information.

First Quarter 2015 Supplemental Reporting Package	Page 3

Consolidated Statements of Operations

	For the Quarter Ended March 31,
(in thousands, except per share data)	2015	2014
Revenues:
Rental revenues	$82,722	$81,537

Total revenues	82,722	81,537

Operating expenses:
Rental expenses	23,650	23,245
Real estate-related depreciation and amortization	32,546	37,616
General and administrative expenses	2,074	1,798
Asset management fees, related party	7,565	7,322
Acquisition expenses, related party	—	199
Acquisition and strategic transaction expenses	510	354

Total operating expenses	66,345	70,534

Operating income	16,377	11,003
Other expenses:

Equity in loss of unconsolidated joint ventures	337	21
Interest expense and other	17,530	15,797

Total other expenses	17,867	15,818

Net loss	(1,490)	(4,815)
Net loss attributable to noncontrolling interests	—	—

Net loss attributable to common stockholders	$(1,490)	$(4,815)

Weighted-average shares outstanding	213,130	208,135

Net loss per common share - basic and diluted	$(0.01)	$(0.02)

First Quarter 2015 Supplemental Reporting Package	Page 4

Consolidated Balance Sheets

(in thousands)	March 31, 2015	December 31, 2014

ASSETS
Net investment in real estate properties	$3,502,953	$3,519,151
Investment in unconsolidated joint ventures	8,027	8,208
Cash and cash equivalents	3,663	8,053
Restricted cash	5,678	5,941
Straight-line rent receivable	45,886	42,759
Tenant receivables, net	3,638	3,278
Notes receivable	3,612	3,612
Deferred financing costs, net	8,343	9,094
Deferred acquisition costs	20,493	20,492
Other assets	5,328	7,062

Total assets	$3,607,621	$3,627,650

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$26,597	$26,873
Tenant prepaids and security deposits	37,744	41,108
Accrued capital	3,952	8,460
Intangible lease liability, net	24,604	25,865
Debt	1,998,567	1,978,625
Distributions payable	33,301	33,072
Other liabilities	8,585	4,701

Total liabilities	2,133,350	2,118,704

Total stockholders’ equity	1,474,270	1,508,945
Noncontrolling interests	1	1

Total liabilities and equity	$3,607,621	$3,627,650

Shares outstanding	212,058	211,573

First Quarter 2015 Supplemental Reporting Package	Page 5

Consolidated Statements of Cash Flows

	For the Quarter Ended March 31,
($ in thousands)	2015	2014
Operating activities:
Net loss	$(1,490)	$(4,815)
Adjustments to reconcile net loss to net cash provided by operating activities:
Real estate-related depreciation and amortization	32,546	37,616
Equity in loss of unconsolidated joint ventures	337	21
Straight-line rent and amortization of above- and below-market leases	(2,896)	(3,604)
Other	681	465
Changes in operating assets and liabilities	(2,012)	(9,673)

Net cash provided by operating activities	27,166	20,010

Investing activities:
Real estate acquisitions	—	(14,498)
Acquisition deposits	—	(8,743)
Capital expenditures and development activities	(22,350)	(21,048)
Investment in unconsolidated joint ventures	(156)	—
Other	—	(23)

Net cash used in investing activities	(22,506)	(44,312)

Financing activities:
Repayments of mortgage notes	(14,640)	(1,547)
Proceeds from lines of credit	45,000	40,000
Repayments of lines of credit	(10,000)	—
Distributions paid to common stockholders	(16,758)	(16,199)
Redemptions of common stock	(12,512)	—
Other	(140)	(525)

Net cash (used in) provided by financing activities	(9,050)	21,729

Net decrease in cash and cash equivalents	(4,390)	(2,573)
Cash and cash equivalents, at beginning of period	8,053	18,358

Cash and cash equivalents, at end of period	$3,663	$15,785

First Quarter 2015 Supplemental Reporting Package	Page 6

Funds from Operations (1)

Our first quarter 2015 Company-defined FFO was $0.15 per share, as compared to $0.16 per share for the first quarter 2014. There can be no assurances that the current level of Company-defined FFO will be maintained.

	For the Quarter Ended March 31,
(in thousands, except per share data)	2015	2014
Net loss	$(1,490)	$(4,815)

Net loss per common share	$(0.01)	$(0.02)

Reconciliation of net loss to FFO:
Net loss	$(1,490)	$(4,815)
Add (deduct) NAREIT-defined adjustments:
Real estate-related depreciation and amortization	32,546	37,616
Real estate-related depreciation and amortization of unconsolidated joint ventures	100	9

FFO	$31,156	$32,810

FFO per common share	$0.15	$0.16

Reconciliation of FFO to Company-defined FFO:
FFO	$31,156	$32,810
Add (deduct) Company-defined adjustments:
Acquisition and strategic transaction costs	510	553

Company-defined FFO	$31,666	$33,363

Company-defined FFO per common share	$0.15	$0.16

Weighted-average shares outstanding	213,130	208,135

(1)	See “Definitions” for additional information regarding Funds from Operations (“FFO”) and Company-defined FFO.

First Quarter 2015 Supplemental Reporting Package	Page 7

Selected Financial Data

The following table presents selected consolidated financial information, which has been derived from our consolidated financial statements. The information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, and as such, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015. The same store operating portfolio for the three months ended March 31, 2015 and 2014 included 265 buildings owned as of January 1, 2014, which represented 92% of total rentable square feet or 94% of total revenues as of March 31, 2015.

	For the Quarter Ended March 31,
($ in thousands, except per share data)	2015	2014
Operating data:
Rental revenues from same store operating properties(1)	$78,082	$77,272
Rental revenues from other properties(1)	4,640	4,265

Total rental revenues	82,722	81,537

Rental expenses from same store operating properties(1)	21,913	21,933
Rental expenses from other properties(1)	1,737	1,312

Total rental expenses	23,650	23,245

NOI from same store operating properties	56,169	55,339
NOI from other properties	2,903	2,953

Total NOI(2)	$59,072	$58,292

Less straight-line rents	$(3,127)	$(5,025)
Plus amortization of above market leases, net	231	1,421

Cash NOI(2)	$56,176	$54,688

Distributions:
Total distributions declared	$33,301	$32,515
Distributions declared per common share	$0.15625	$0.15625
Cash flow data:
Net cash provided by operating activities	$27,166	$20,010
Net cash used in by investing activities	$(22,506)	$(44,312)
Net cash (used in) provided by financing activities	$(9,050)	$21,729
Capital expenditures:
Development activity	$10,492	$12,074
Tenant improvements and leasing commissions	10,400	7,618
Property maintenance and improvements	1,458	1,356

Total capital expenditures	$22,350	$21,048

(1)	See “Definitions” for additional information regarding “same store operating properties” and “other properties.”
(2)	See “Definitions” for a reconciliation of net operating income to GAAP net loss and for a reconciliation of cash net operating income to GAAP net loss.

First Quarter 2015 Supplemental Reporting Package	Page 8

Portfolio Overview

Our portfolio consists primarily of institutional quality, functional industrial buildings with generic features designed for operating flexibility and for high acceptance by a wide range of customers. As of March 31, 2015, the weighted-average age of our buildings (based on square feet) was 14.0 years.

Portfolio Data

	As of
(square feet in thousands)	March 31, 2015	December 31, 2014	March 31, 2014
Number of consolidated buildings	284	283	297
Number of unconsolidated buildings	2	2	2

Total number of buildings	286	285	299

Rentable square feet of consolidated buildings	57,832	57,640	57,558
Rentable square feet of unconsolidated buildings	710	710	710

Total rentable square feet	58,542	58,350	58,268

Total number of customers(1)	550	551	548

Percent occupied of operating portfolio(1)	92%	91%	94%
Percent occupied of total portfolio(1)	90%	88%	92%

Percent leased of operating portfolio(1)	93%	93%	94%
Percent leased of total portfolio(1)	91%	90%	92%

Markets by Total Rentable Square Feet

as of March 31, 2015

(1)	Represents our consolidated portfolio.

First Quarter 2015 Supplemental Reporting Package	Page 9

Portfolio Overview

As of March 31, 2015, we owned and managed a well-diversified industrial portfolio located in 19 major industrial markets throughout the U.S. Approximately 73% (based on both square feet and annual base rent) of our total portfolio was located in our top-tier markets(1).

($ and square feet in thousands)	Number of Buildings	Rentable Square Feet	Occupied Rate	Leased Rate	Annualized Base Rent	Percent of Total Annualized Base Rent
Operating Properties:
Atlanta	19	4,905	89.1%	89.3%	$15,064	6.2%
Austin	7	748	100.0	100.0	4,670	1.9
Baltimore / D.C.	25	4,999	94.4	94.4	24,330	10.0
Chicago	19	3,967	99.6	99.6	17,040	7.0
Dallas	23	3,218	94.2	98.9	14,142	5.8
Denver	1	554	100.0	100.0	3,348	1.4
Houston	29	3,217	81.2	88.2	13,696	5.6
Indianapolis	7	2,698	84.7	84.7	10,961	4.5
Memphis	6	2,176	98.5	98.5	5,942	2.4
Nashville	6	2,531	100.0	100.0	9,155	3.7
New Jersey	17	2,728	85.9	86.4	13,571	5.6
Pennsylvania	29	5,248	97.8	97.8	23,458	9.6
Phoenix	17	4,646	83.2	83.2	21,121	8.7
Portland	8	948	90.5	90.5	4,027	1.6
Salt Lake City	4	1,140	100.0	100.0	5,622	2.3
San Francisco Bay Area	8	1,171	100.0	100.0	7,030	2.9
Seattle / Tacoma	10	1,950	97.2	99.0	10,215	4.2
South Florida	21	1,793	96.1	96.1	12,218	5.0
Southern California	24	7,633	88.1	88.1	28,326	11.6

Total Operating	280	56,270	92.1	92.8	243,936	100.0

Development and Value-Add Properties:
Baltimore / D.C.	1	192	—	—	—	—
Houston	1	123	—	—	—	—
Salt Lake City	1	416	54.7	54.7	—	—
Southern California	1	831	—	—	—	—

Total Development and Value-Add	4	1,562	14.6	14.6	—	—

Total Portfolio	284	57,832	90.0%	90.7%	$243,936	100.0%

(1)	Our top-tier markets include: Atlanta, Baltimore / D.C., Chicago, Dallas, Houston, New Jersey, Pennsylvania, San Francisco Bay Area, Seattle / Tacoma, South Florida and Southern California.

First Quarter 2015 Supplemental Reporting Package	Page 10

Lease Expirations & Top Customers

As of March 31, 2015, our consolidated real estate portfolio consisted of 284 industrial buildings occupied by 550 customers with 595 leases and a weighted-average remaining lease term based on square feet of 5.3 years, or 5.1 years based on annual base rent.

Lease Expirations

During the first quarter of 2015, we leased approximately 2.5 million square feet, which included 0.4 million square feet of new leases and expansions, and 2.1 million square feet of renewals and future leases. Future leases represent new leases for units that are entered into while the units are occupied by the current customer. Approximately 70% of our total occupied square feet is scheduled to expire in 2018 or later.

($ and square feet in thousands)	Number of Leases	Occupied Square Feet	Percent of Total Occupied Square Feet	Annualized Base Rent	Percent of Total Annualized Base Rent
Remainder of 2015(1)	72	3,630	7.0%	$18,771	7.7%
2016	105	6,022	11.6	29,017	11.9
2017	113	5,805	11.2	27,934	11.5
2018	87	8,892	17.1	39,735	16.3
2019	67	5,956	11.4	30,730	12.6
2020	48	3,860	7.4	19,036	7.8
2021	24	3,194	6.1	18,070	7.4
2022	27	4,636	8.9	20,555	8.4
2023	12	1,226	2.4	5,325	2.2
2024	19	3,111	6.0	12,230	5.0
Thereafter	21	5,695	10.9	22,533	9.2

Total occupied	595	52,027	100.0%	$243,936	100.0%

Customers

Of the 550 customers as of March 31, 2015, there were no customers that individually represented more than 6% of total annualized base rent or total occupied square feet, and only one customer, Amazon.com, LLC, above 5% of total annualized base rent. The following table reflects our 10 largest customers, based on annualized base rent, which occupied a combined 11.6 million square feet as of March 31, 2015:

Customer	Percent of Total Annualized Base Rent	Percent of Total Occupied Square Feet
Amazon.com, LLC	5.7%	4.8%
Home Depot USA INC.	3.5	3.7
Hanesbrands, Inc.	2.5	2.5
Belkin International	2.3	1.5
CEVA Logistics U.S.	2.2	2.8
Harbor Freight Tools	2.0	2.4
GlaxoSmithKlein	1.4	1.2
U.S. Government	1.4	1.0
United Natural Foods, Inc.	1.4	1.1
Samsung Electronics	1.2	1.2

Total	23.6%	22.2%

(1)	Includes month-to-month leases.

First Quarter 2015 Supplemental Reporting Package	Page 11

Development Overview

Development Overview

The following summarizes our development and value-add portfolio and projects under development as of March 31, 2015:

($ and square feet in thousands)	Market	Number of Buildings	Rentable Square Feet (1)	Percent Owned	Cumulative Costs Incurred (2)	Total Projected Investment	Completion Date (3)	Percent Occupied	Percent Leased

Development and Value-Add Portfolio(4)
Westport DC Bldg C	Salt Lake City	1	416	100%	$24,092	$25,709	Q2-2014	55%	55%
Beltway Crossing Bldg 6	Houston	1	123	100%	7,847	8,845	Q2-2014	— %	— %
Cajon DC	So. California	1	831	100%	57,272	62,956	Q3-2014	— %	— %
Franklin Square II	Baltimore / D.C.	1	192	100%	11,333	13,608	Q1-2015	— %	— %

Total Development and Value-Add		4	1,562	100%	$100,544	$111,118		15%	15%

Projects Under Development
Under Construction
Tamarac II	South Florida	1	104	100%	$6,233	$11,707	Q2-2015		26%
Tamarac III	South Florida	1	42	100%	3,335	5,018	Q2-2015		— %
Miami III	South Florida	1	102	100%	4,524	9,231	Q3-2015		— %
Miami IV	South Florida	1	88	100%	4,734	8,262	Q3-2015		— %
Leigh Valley III	Pennsylvania	1	106	100%	2,056	9,388	Q4-2015		— %
Lehigh Valley I	Pennsylvania	1	400	100%	5,089	25,544	Q4-2015		— %

Total Under Construction		6	842	100%	25,971	69,150			3%

Pre-Construction
Lehigh Valley II	Pennsylvania	1	210	100%	1,233	13,585	Q1-2016		— %

Total Pre-Construction		1	210	100%	1,233	13,585			— %

Total Projects Under Development		7	1,052	100%	$27,204	$82,735			3%

Development Properties Transferred to Operating Portfolio During the Period
Imperial DC	Houston	1	328	100%	$20,365	$20,365	Q1-2014	— %	— %
Beltway Crossing Bldg 5	Houston	1	86	100%	6,291	6,291	Q2-2014	100%	100%

		2	414	100%	$26,656	$26,656		21%	21%

(1)	Rentable square feet for pre-construction projects is projected and cannot be assured.
(2)	As of March 31, 2015.
(3)	The completion date represents the acquisition date, date of building shell completion, or estimated date of shell completion.
(4)

The development and value-add portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

First Quarter 2015 Supplemental Reporting Package	Page 12

Debt

Summary of Consolidated Debt

As of March 31, 2015, we had approximately $2.0 billion of consolidated indebtedness, which was comprised of borrowings under our lines of credit and unsecured term loans, and our mortgage note financings. Our consolidated debt had a weighted-average remaining term of approximately 4.4 years. Approximately 81% of our total debt was fixed and 19% of our total debt was variable as of March 31, 2015. The following is a summary of our consolidated debt as of March 31, 2015:

($ in thousands)	Weighted-Average Stated Interest Rate as of March 31, 2015	Maturity Date	Balance as of March 31, 2015
Lines of credit	2.20%	August 2015 - January 2017	$378,000
Term loans	3.34%	January 2018 - January 2019	500,000
Fixed-rate mortgage notes	4.24%	September 2015 - November 2024	1,120,567

Total / weighted-average consolidated debt	3.63%		$1,998,567

Fixed-rate debt	3.96%		81%
Variable-rate debt	2.20%		19%

Total / weighted-average	3.63%		100%

Scheduled Principal Payments of Debt

As of March 31, 2015, the principal payments due on our consolidated debt during each of the next five years and thereafter were as follows:

($ in thousands)	Lines of Credit	Term Loans	Mortgage Notes	Total
Remainder of 2015(1)	$303,000	$—	$38,889	$341,889
2016	—	—	20,602	20,602
2017(1)	75,000	—	62,757	137,757
2018	—	200,000	167,684	367,684
2019	—	300,000	71,475	371,475
Thereafter	—	—	755,076	755,076

Total principal payments	378,000	500,000	1,116,483	1,994,483
Unamortized premium on assumed debt	—	—	4,084	4,084

Total	$378,000	$500,000	$1,120,567	$1,998,567

(1)

The lines of credit may be extended pursuant to two one-year extension options, subject to certain conditions. We anticipate meeting the conditions to extend the unsecured line of credit in August 2015, although there can be no assurance that it will be extended.

First Quarter 2015 Supplemental Reporting Package	Page 13

Definitions

Annualized Base Rent. Annualized base rent is calculated as monthly base rent including the impact of any contractual tenant concessions (cash basis) per the terms of a lease as of March 31, 2015, multiplied by 12.

Consolidated Portfolio. The consolidated portfolio excludes properties owned through our unconsolidated joint ventures.

Development and Value-Add Portfolio. The development and value-add portfolio includes buildings acquired with the intention to reposition or redevelop, or buildings recently completed which have not yet reached stabilization. We generally consider a building to be stabilized on the earlier to occur of the first anniversary of a building’s shell completion or a building achieving 90% occupancy.

Funds from Operations (“FFO”) and Company-Defined FFO. We believe that FFO and Company-defined FFO, in addition to net income (loss) and cash flows from operating activities as defined by GAAP, are useful supplemental performance measures that our management uses to evaluate our consolidated operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net income (loss) or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity, and results of operations. In addition, other REITs may define FFO and similar measures differently and choose to treat acquisition and strategic transaction costs and potentially other accounting line items in a manner different from us due to specific differences in investment and operating strategy or for other reasons.

FFO. As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP measure that excludes certain items such as real estate-related depreciation and amortization and gains or losses on sales of assets. We believe FFO is a meaningful supplemental measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. In addition, FFO adjusts for non-recurring gains or losses on the acquisition of certain joint venture properties. We use FFO as an indication of our consolidated operating performance and as a guide to making decisions about future investments.

Company-defined FFO. Similar to FFO, Company-defined FFO is a non-GAAP measure that excludes real estate-related depreciation and amortization and gains or losses on sales of assets, and also excludes acquisition costs (including acquisition fees paid to the Advisor) and strategic transaction costs, each of which are characterized as expenses in determining net loss under GAAP. We believe it is appropriate to adjust our Company-defined FFO for these items as they are driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. Acquisition and strategic transaction costs are paid in cash out of operational cash flow, additional debt, net proceeds from the sale of properties, or ancillary cash flows, and, as a result, such costs negatively impact our operating performance and cash flows from operating activities during the period they are incurred. As such, Company-defined FFO may not be a complete indicator of our operating performance, especially during periods in which properties are being acquired or strategic transaction costs are being incurred, and may not be a useful measure of the long-term operating performance of our properties if we do not continue to operate our business plan as disclosed.

Management does not include historical acquisition costs and strategic transaction costs in its evaluation of future operating performance, as such costs are driven by transactional activity. We use Company-defined FFO to, among other things: (i) evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) evaluate potential performance to determine liquidity event strategies. We believe Company-defined FFO facilitates a comparison to other REITs that are not engaged in significant acquisition activity and have similar operating characteristics as us. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with the same performance metrics used by management in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate Company-defined FFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of Company-defined FFO.

First Quarter 2015 Supplemental Reporting Package	Page 14

Definitions

GAAP. Generally accepted accounting principles used in the United States.

Net Operating Income (“NOI”) and Cash NOI. We define (i) NOI as GAAP rental revenues less GAAP rental expenses and (ii) cash NOI as NOI (as previously defined), excluding non-cash amounts recorded for straight-line rents and the amortization of above and below market leases. We consider NOI and cash NOI to be appropriate supplemental performance measures. We believe NOI and cash NOI provide useful information to our investors regarding our financial condition and results of operations because NOI and cash NOI reflect the operating performance of our properties and exclude certain items that are not considered to be controllable in connection with the management of the properties, such as real estate-related depreciation and amortization, acquisition-related expenses, general and administrative expenses, and interest expense. However, NOI and cash NOI should not be viewed as alternative measures of our financial performance since NOI and cash NOI excludes such expenses, which could materially impact our results of operations. Further, our NOI and cash NOI may not be comparable to that of other real estate companies as they may use different methodologies for calculating NOI and cash NOI. Therefore, we believe net income (loss), as defined by GAAP, to be the most appropriate GAAP measure to evaluate our overall performance. Refer to the reconciliation below of our GAAP net income (loss) to NOI and cash NOI.

	For the Quarter Ended March 31,
($ in thousands)	2015	2014
GAAP net loss	$(1,490)	$(4,815)
Real estate-related depreciation and amortization	32,546	37,616
General and administrative expenses	2,074	1,798
Asset management fees	7,565	7,322
Acquisition and strategic transaction costs	510	553
Other expenses	17,867	15,818

NOI	$59,072	$58,292

Straight-line rents	(3,127)	(5,025)
Amortization of above market leases, net	231	1,421

Cash NOI	$56,176	$54,688

Occupied Rate / Leased Rate. The occupied rate reflects the square footage with a paying customer in place. The leased rate includes the occupied square footage and additional square footage with leases in place that have not yet commenced.

Operating Portfolio. The operating portfolio includes stabilized properties.

Same Store Operating Properties. The same store portfolio includes operating properties owned for the entirety of both the current year period and prior year period for which the operations have been stabilized. Properties that do not meet the same store criteria are included in “other properties” in “Selected Financial Data” above. The same store operating portfolio for the three months ended March 31, 2015 and 2014 included 265 buildings owned as of January 1, 2014, which represented 92% of rentable square feet or 94% of total revenues as of March 31, 2015.

First Quarter 2015 Supplemental Reporting Package	Page 15